Exhibit 99.1

Contacts	For Media:	For Financials:
	John Oxford	Stuart Johnson
	Vice President	Senior Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1472
	joxford@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES

2010 SECOND QUARTER EARNINGS

TUPELO, MISSISSIPPI (July 20, 2010) – Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced results for the second quarter of 2010. Net income for the second quarter of 2010 was $3,796,000 as compared to $3,607,000 for the first quarter of 2010 and $4,256,000 for the second quarter of 2009. Basic and diluted earnings per share were $0.18 during the second quarter of 2010 as compared to basic and diluted earnings per share of $0.17 for the first quarter of 2010 and basic and diluted earnings per share of $0.20 for the second quarter of 2009.

“During the first half of 2010, the markets within our footprint have continued to show positive trends. Reflecting this, Toyota announced in May that it will resume completion of its manufacturing facility in North Mississippi, Huntsville saw an expansion within its aerospace and engineering industries and Nashville showed its resilience by quickly rebounding from a catastrophic flood,” said Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “Even as the economy has not fully rebounded and many banks continue to struggle, during the second quarter of 2010, we opened two new full service banking locations, added strategic new hires and experienced a linked quarter increase in our net income.”

Total assets as of June 30, 2010 were approximately $3.59 billion, a 1.31% decrease since March 31, 2010 and a 1.30% decrease from December 31, 2009. Total deposits were $2.69 billion at June 30, 2010, representing a 0.94% decrease from March 31, 2010 and a 4.35% increase since December 31, 2009. The reduction in total deposits as compared to the previous quarter was due to a reduction in public funds and retail time deposits; however, retail non-time deposits grew 3.24% on a linked quarter basis.

Total loans were approximately $2.26 billion at the end of the second quarter of 2010 as compared to $2.31 billion at March 31, 2010 and $2.35 billion at December 31, 2009. The decrease in loans was attributed to a combination of soft demand for loans within our markets and our continued reduction in the Company’s construction and land development loan portfolio. In addition, approximately 67% of the linked quarter reduction in the Company’s construction loans was attributable to these loans being converted to permanent financing after completion of the construction phase of the loan.

As of June 30, 2010, the Company’s Tier 1 leverage capital ratio was 8.78%, its Tier 1 risk-based capital ratio was 11.42%, and its total risk-based capital ratio was 12.67%. As has been the trend in previous quarters, the Company continued to grow its capital ratios in the second quarter of 2010, keeping them above well capitalized thresholds.

Net interest income was $23,680,000 for the second quarter of 2010 as compared to $24,410,000 for the first quarter of 2010 and $24,160,000 for the second quarter of 2009. Net interest margin was 3.15% for the second quarter of 2010 as compared to 3.27% for the first quarter of 2010 and 3.04% for the second quarter of 2009.

“The decrease in net interest income and net interest margin on a linked quarter basis was attributable not only to a reduction in loan volume but also to $1.2 million in premium amortization related to accelerated prepayments in our mortgage backed securities portfolio due to the recent Fannie Mae and Freddie Mac repurchase program,” commented McGraw.

Noninterest income was $14,344,000 for the second quarter of 2010 as compared to $12,484,000 for the first quarter of 2010 and $15,424,000 for the second quarter in 2009. The linked quarter increase in noninterest income is primarily due to an increase in service charges on deposit accounts and a gain from the sale of securities.

Noninterest expense was $26,188,000 for the second quarter of 2010 as compared to $25,634,000 for the first quarter of 2010 and $27,132,000 for the second quarter of 2009. Noninterest expense for the second quarter of 2009 included approximately $1.75 million for the special deposit insurance assessment levied by the FDIC on all insured institutions.

Annualized net charge-offs as a percentage of average loans were 1.21% for the second quarter of 2010, up from 0.81% for the first quarter of 2010 and 0.93% for the second quarter of 2009. The allowance for loan losses as a percentage of loans was 1.82% at June 30, 2010 as compared to 1.78% at March 31, 2010 and 1.67% at December 31, 2009. The Company recorded a provision for loan losses of $7,000,000 for the second quarter of 2010 as compared to $6,665,000 for the first quarter of 2010 and $6,700,000 for the second quarter of 2009.

Non-performing loans (loans 90 days or more past due and nonaccrual loans) were $64,662,000 at June 30, 2010 as compared to $54,604,000 at March 31, 2010, $50,025,000 at December 31, 2009 and $65,501,000 at June 30, 2009. Most of the linked quarter increase in non-performing loans was attributable to the migration of approximately $11 million of troubled debt restructured loans into this category. Furthermore, loans in the 30 to 89 days past due category decreased approximately 15% on a linked quarter basis.

Other real estate owned (OREO) was $66,797,000 on June 30, 2010 as compared to $62,508,000 at March 31, 2010 and $58,568,000 at December 31, 2009. The balance of OREO at June 30, 2010 included a $5.3 million property which was booked and placed under contract to sell during the second quarter. The sale of this property is scheduled to close in July with no additional loss to the Company. As in the previous quarter, the Company’s OREO increased as the Company took possession of the real properties securing problem loans in order to control the liquidation of these properties. The Company has an additional $1.8 million in OREO currently under contract to sell which is scheduled to close in the third quarter of 2010.

“Even as the current economy and banking environment remains challenging, we believe our key markets are fundamentally sound and we are optimistic in our outlook for long term success as we continue to position ourselves for opportunities to grow and enhance our franchise,” stated McGraw.

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM EST on Wednesday, July 21, 2010.

The webcast can be accessed through Renasant’s investor relations website at www.renasant.com or http://www.talkpoint.com/viewer/starthere.asp?Pres=131700. To access the conference via telephone, dial 1-877-317-6789 in the United States and request the Renasant Corporation Second Quarter 2010 Earnings Webcast and Conference Call. International participants should dial 1-412-317-6789 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering 442634 or by dialing 1-412-317-0088 internationally and entering 442634. Telephone replay access is available until 9:00 AM EST on October 22, 2010.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $3.6 billion and operates over 65 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee and Alabama.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2010		2009				Q2 2010 - Q2 2009 Percent Variance	For the Six Months Ended June 30,
Statement of earnings	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2010	2009	Percent Variance
Interest income—taxable equivalent basis	$39,590	$40,900	$42,526	$43,820	$43,836	$44,988	(9.69)	$80,490	$88,824	(9.38)
Interest income	$38,381	$39,708	$41,331	$42,614	$42,709	$43,910	(10.13)	$78,089	$86,619	(9.85)
Interest expense	14,701	15,298	16,529	17,423	18,549	18,597	(20.75)	29,999	37,146	(19.24)

Net interest income	23,680	24,410	24,802	25,191	24,160	25,313	(1.99)	48,090	49,473	(2.80)

Provision for loan losses	7,000	6,665	7,800	7,350	6,700	5,040	4.48	13,665	11,740	16.40

Net interest income after provision	16,680	17,745	17,002	17,841	17,460	20,273	(4.47)	34,425	37,733	(8.77)

Service charges on deposit accounts	5,361	5,090	5,801	5,379	5,395	5,425	(0.63)	10,451	10,820	(3.41)
Fees and commissions on loans and deposits	3,409	3,721	3,554	3,961	4,424	4,682	(22.94)	7,130	9,106	(21.70)
Insurance commissions and fees	830	834	705	949	837	828	(0.84)	1,664	1,665	(0.06)
Trust revenue	632	584	559	501	488	491	29.51	1,216	979	24.21
Securities (losses) gains	2,049	(160)	123	—	1,123	427	82.46	1,889	1,550	21.87
Gain on sale of mortgage loans	994	1,329	1,665	1,832	2,293	1,776	(56.65)	2,323	4,069	(42.91)
Other	1,069	1,086	1,012	1,331	864	1,133	23.73	2,155	1,997	7.91

Total non-interest income	14,344	12,484	13,419	13,953	15,424	14,762	(7.00)	26,828	30,186	(11.12)

Salaries and employee benefits	13,052	13,197	13,572	13,363	13,736	14,744	(4.98)	26,249	28,480	(7.83)
Occupancy and equipment	2,926	2,931	2,981	3,045	3,063	3,249	(4.47)	5,857	6,312	(7.21)
Data processing	1,580	1,426	1,407	1,439	1,430	1,329	10.49	3,006	2,759	8.95
Amortization of intangibles	470	476	482	489	494	501	(4.86)	946	995	(4.92)
Other	8,160	7,604	7,141	7,782	8,409	7,097	(2.96)	15,764	15,506	1.66

Total non-interest expense	26,188	25,634	25,583	26,118	27,132	26,920	(3.48)	51,822	54,052	(4.13)

Income before income taxes	4,836	4,595	4,838	5,676	5,752	8,115	(15.92)	9,431	13,867	(31.99)
Income taxes	1,040	988	807	1,451	1,496	2,109	(30.48)	2,028	3,605	(43.74)

Net income	$3,796	$3,607	$4,031	$4,225	$4,256	$6,006	(10.81)	$7,403	$10,262	(27.86)

Basic earnings per share	$0.18	$0.17	$0.19	$0.20	$0.20	$0.29	(10.00)	$0.35	$0.49	(28.57)
Diluted earnings per share	0.18	0.17	0.19	0.20	0.20	0.28	(10.00)	0.35	0.48	(27.08)

Average basic shares outstanding	21,088,942	21,082,991	21,078,873	21,075,879	21,073,228	21,067,539	0.07	21,085,983	21,067,539	0.09
Average diluted shares outstanding	21,224,836	21,208,934	21,217,841	21,213,839	21,193,560	21,188,397	0.15	21,219,662	21,188,397	0.15

Common shares outstanding	21,100,130	21,082,991	21,082,991	21,078,828	21,074,568	21,067,539	0.12	21,100,130	21,074,568	0.12
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.34	$0.34	—

Performance ratios
Return on average shareholders’ equity	3.69%	3.55%	3.87%	4.12%	4.22%	6.04%		3.62%	5.13%
Return on average shareholders’ equity, excluding amortization expense	3.97%	3.84%	4.15%	4.41%	4.52%	6.35%		3.90%	5.44%
Return on average assets	0.42%	0.40%	0.44%	0.46%	0.46%	0.65%		0.41%	0.55%
Return on average assets, excluding amortization expense	0.45%	0.44%	0.47%	0.49%	0.49%	0.68%		0.45%	0.58%

Net interest margin (FTE)	3.15%	3.27%	3.22%	3.22%	3.04%	3.19%		3.21%	3.12%
Yield on earning assets (FTE)	5.02%	5.23%	5.26%	5.33%	5.27%	5.46%		5.13%	5.37%
Average earning assets to average assets	87.42%	87.28%	88.19%	88.73%	89.25%	88.85%		87.37%	88.91%
Average loans to average deposits	84.53%	88.47%	92.96%	94.22%	94.40%	99.13%		86.47%	96.72%

Noninterest income (less securities gains/losses) to average assets	1.36%	1.42%	1.45%	1.51%	1.53%	1.54%		1.39%	1.54%
Noninterest expense to average assets	2.90%	2.87%	2.79%	2.82%	2.91%	2.90%		2.89%	2.91%
Net overhead ratio	1.54%	1.45%	1.34%	1.31%	1.38%	1.36%		1.50%	1.37%
Efficiency ratio (FTE)	66.75%	67.31%	64.91%	64.73%	66.65%	65.41%		67.02%	66.03%

*	Percent variance not meaningful

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2010		2009				Q2 2010 - Q2 2009 Percent Variance	For the Six Months Ended June 30,
Average balances	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2010	2009	Percent Variance
Total assets	$3,616,125	$3,621,361	$3,640,514	$3,675,592	$3,738,852	$3,763,245	(3.28)	$3,617,888	$3,750,916	(3.55)
Earning assets	3,161,214	3,160,620	3,210,554	3,261,527	3,337,103	3,343,699	(5.27)	3,160,918	3,334,954	(5.22)
Securities	734,690	697,913	719,298	703,976	701,894	696,068	4.67	716,403	693,569	3.29
Loans, net of unearned	2,304,663	2,354,443	2,397,195	2,465,298	2,542,021	2,587,436	(9.34)	2,329,415	2,564,603	(9.17)
Intangibles	190,639	190,881	191,591	192,078	192,568	193,067	(1.00)	190,875	192,816	(1.01)

Non-interest bearing deposits	$315,242	$310,726	$307,753	$297,390	$293,546	$299,265	7.39	$312,878	$296,373	5.57
Interest bearing deposits	2,387,175	2,332,741	2,247,854	2,286,184	2,342,788	2,250,324	1.89	2,360,108	2,296,812	2.76
Total deposits	2,702,417	2,643,467	2,555,607	2,583,574	2,636,334	2,549,589	2.51	2,672,986	2,593,185	3.08
Borrowed funds	468,196	530,654	632,689	647,919	662,387	815,548	(29.32)	499,252	738,544	(32.40)
Shareholders’ equity	412,959	412,132	413,773	406,779	404,456	403,229	2.10	412,589	403,141	2.34

Asset quality data
Nonaccrual loans	$53,868	$44,688	$39,454	$37,995	$55,217	$47,591	(2.44)	$53,868	$55,217	(2.44)
Loans 90 past due or more	10,794	9,916	10,571	10,661	10,284	19,789	4.96	10,794	10,284	4.96

Non-performing loans	64,662	54,604	50,025	48,656	65,501	67,380	(1.28)	64,662	65,501	(1.28)
Other real estate owned and repossessions	66,797	62,508	58,568	47,457	30,546	25,318	118.68	66,797	30,546	118.68

Non-performing assets	$131,459	$117,112	$108,593	$96,113	$96,047	$92,698	36.87	$131,459	$96,047	36.87

Net loan charge-offs (recoveries)	$6,948	$4,716	$5,007	$6,962	$5,917	$4,764	17.42	$11,664	$10,681	9.20
Allowance for loan losses	41,146	41,094	39,145	36,352	35,964	35,181	14.41	41,146	35,964	14.41

Non-performing loans / total loans	2.86%	2.37%	2.13%	2.03%	2.65%	2.69%		2.86%	2.65%
Non-performing assets / total assets	3.66%	3.22%	2.98%	2.64%	2.59%	2.44%		3.66%	2.59%
Allowance for loan losses / total loans	1.82%	1.78%	1.67%	1.51%	1.46%	1.40%		1.82%	1.46%
Allowance for loan losses / non-performing loans	63.63%	75.26%	78.25%	74.71%	54.91%	52.21%		63.63%	54.91%
Annualized net loan charge-offs / average loans	1.21%	0.81%	0.83%	1.12%	0.93%	0.75%		1.01%	0.84%

Balances at period end
Total assets	$3,593,872	$3,641,709	$3,641,081	$3,642,657	$3,701,957	$3,795,217		$3,593,872	$3,701,957	(2.92)
Earning assets	3,156,451	3,200,159	3,173,039	3,188,554	3,236,615	3,368,962		3,156,451	3,236,615	(2.48)
Securities	721,640	741,207	714,164	738,204	684,723	709,950		721,640	684,723	5.39
Mortgage loans held for sale	21,261	16,597	25,749	24,091	49,565	55,194		21,261	49,565	(57.10)
Loans, net of unearned	2,263,263	2,308,335	2,347,615	2,402,423	2,468,844	2,506,780		2,263,263	2,468,844	(8.33)
Intangibles	190,411	190,881	191,357	191,839	192,328	192,822		190,411	192,328	(1.00)

Non-interest bearing deposits	$313,309	$315,064	$304,962	$297,858	$292,129	$303,536		$313,309	$292,129	7.25
Interest bearing deposits	2,374,903	2,398,784	2,271,138	2,263,126	2,308,081	2,385,769		2,374,903	2,308,081	2.90
Total deposits	2,688,212	2,713,848	2,576,100	2,560,984	2,600,210	2,689,305		2,688,212	2,600,210	3.38
Borrowed funds	459,762	483,183	618,024	635,076	665,755	672,130		459,762	665,755	(30.94)
Shareholders’ equity	412,235	410,557	410,122	410,473	400,680	400,095		412,235	400,680	2.88

Market value per common share	$14.35	$16.18	$13.60	$14.85	$15.02	$12.56		$14.35	$15.02	(4.46)
Book value per common share	19.54	19.47	19.45	19.47	19.01	18.99		19.54	19.01	2.76
Tangible book value per common share	10.51	10.42	10.38	10.37	9.89	9.84		10.51	9.89	6.34
Shareholders’ equity to assets (actual)	11.47%	11.27%	11.26%	11.27%	10.82%	10.54%		11.47%	10.82%
Tangible capital ratio	6.52%	6.37%	6.34%	6.34%	5.94%	5.75%		6.52%	5.94%

Leverage ratio	8.78%	8.74%	8.68%	8.56%	8.37%	8.28%		8.78%	8.37%
Tier 1 risk-based capital ratio	11.42%	11.20%	11.12%	11.04%	10.92%	11.00%		11.42%	10.92%
Total risk-based capital ratio	12.67%	12.45%	12.37%	12.29%	12.17%	12.25%		12.67%	12.17%

Detail of Loans by Category
Commercial, financial, agricultural	$273,356	$276,749	$281,329	$280,930	$292,177	$301,899		$273,356	$292,177	(6.44)
Lease financing	601	677	778	936	1,283	1,434		601	1,283	(53.16)
Real estate—construction	62,469	110,121	133,299	153,367	180,202	210,747		62,469	180,202	(65.33)
Real estate—1-4 family mortgages	798,185	809,271	820,917	848,267	878,263	872,796		798,185	878,263	(9.12)
Real estate—commercial mortgages	1,071,876	1,055,102	1,040,589	1,048,135	1,054,169	1,055,537		1,071,876	1,054,169	1.68
Installment loans to individuals	56,776	56,415	70,703	70,788	62,750	64,367		56,776	62,750	(9.52)

Loans, net of unearned	$2,263,263	$2,308,335	$2,347,615	$2,402,423	$2,468,844	$2,506,780		$2,263,263	$2,468,844	(8.33)

*	Percent variance not meaningful